Exhibit 10.2

Restricted Stock Unit Award (#) ____
DIAMONDBACK ENERGY, INC.
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD CERTIFICATE
THIS IS TO CERTIFY that Diamondback Energy, Inc., a Delaware corporation (the “Company”), has granted you (“Participant”) hypothetical units of Common Stock (“Restricted Stock Units”) under the Company’s 2012 Equity Incentive Plan (the “Plan”), as follows:

Name of Participant:	_____________________________________
Target Number of Restricted Stock Units Granted[1]:	____________
Date of Grant:	_________, 2014
Payment/Settlement Dates:
Fully vested Restricted Stock Units will be settled by the payment of shares of Common Stock on the later to occur of (x) the date on which the Compensation Committee of the Board has made the certification required under Plan Section 7.2(d) with respect to the performance goals applicable to such Restricted Stock Units following the date of publication of the Corporation's quarterly earnings statement for the twelfth (12th) full quarter following the commencement of the Performance Period (which in any event will be no later than March 15 of the calendar year following the date such performance goals are achieved), and (y) the second business day after the date any securities trading restrictions lapse and the applicable trading window opens (which in any event will be no later than March 15 of the calendar year following the date such performance goals are achieved).

Performance Period:	January 1, 2013 through December 31, 2015
Performance Vesting Goals and Schedule:
The actual number of Restricted Stock Units with respect to which Participant will be entitled to receive shares of Common Stock will be determined by the Vesting Percentage multiplied by the Target Number of Restricted Stock Units Granted. The Vesting Percentage will be determined based on the attainment of (i) Continuous Service through the last day of the Performance Period, and (ii) achieving the Total Stockholder Return Percentile performance goals set forth below:

1	Attainment of performance goals based on Total Stockholder Return Percentile may result in a settlement that is less than, equal to, or in excess of the Target Number of Restricted
Stock Units Granted, up to a maximum grant equal to 200% of the Target Number of Restricted Stock Units Granted.

Diamondback Energy, Inc. Restricted Stock Unit Award Certificate

Total Stockholder Return Percentile[2]	Target Grant Vesting Percentage[3]
25th Percentile of Peer Group	50% of Target
50th Percentile of Peer Group	100% of Target
75th Percentile of Peer Group	200% of Target
By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Unit Award Agreement attached hereto as Annex I, and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted pursuant to this Certificate and the related Restricted Stock Unit Award Agreement and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate, and the Restricted Stock Unit Award Agreement.

PARTICIPANT Name: Dated:	DIAMONDBACK ENERGY, INC. By: Travis D. Stice, Chief Executive Officer Dated:

2	Total Stockholder Return Percentile is defined in the Addendum attached to this Restricted Stock Unit Award Certificate.
3	Vesting Percentage is expressed as a percentage of the Target Number of Restricted Stock Units Granted and may result in a settlement that is in excess of the Target Number of Restricted Stock Units Granted, up to a maximum grant equal to 200% of the Target Number of Restricted Stock Units Granted. The number of Restricted Stock Units earned based on Total Stockholder Return Percentile criteria will be interpolated if actual performance is above the first threshold but falls between the indicated goals.

Diamondback Energy, Inc. Restricted Stock Unit Award Certificate

ADDENDUM
Definition of “Total Stockholder Return Percentile”

For purposes of this Performance Award, “Total Stockholder Return Percentile” means for the Performance Period, the compound annual growth rate amount determined for the Common Stock of the Company equal to the growth in capital from purchasing a share in the Company assuming that the dividends are reinvested each time they are paid (the net stock price change plus the dividends paid during that period = “Total Stockholder Return”) in comparison to the Total Stockholder Return for each of the companies comprising the Company’s Peer Group designated by the Compensation Committee as defined below. How the Company’s Total Stockholder Return ranks by percentile relative to the Total Stockholder Return of the other Peer Group companies determines whether the Restricted Stock Unit Target Award vests and how many shares of Common Stock are paid out.
The Company’s percentile ranking among the Peer Group Total Stockholder Return is calculated by ranking the Company’s Total Stockholder Return as part of the Total Stockholder Return for the Peer Group as a whole. Total Stockholder Return for each member of the Peer Group, including the Company, is determined over a particular measurement period by: dividing (1) the sum of (a) the cumulative value of dividends received during the measurement period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the measurement period; by (2) the stock price at the beginning of the measurement period. For this purpose, we assume dividends are reinvested in stock at market prices at approximately the same time actual dividends are paid. Shareholder return is quoted on an annualized basis. This is expressed as a compound annual growth rate percentage calculated as TSR = (Pe – Pb + Dividends)/Pb where:
Pb = share price at beginning of the Performance Period;
Pe = share price at end of the Performance Period,
Dividends = dividends paid over the Performance Period; and
TSR = Total Shareholder Return.
The Company’s Peer Group consists of the following members:
Concho Resources, Inc., Magnum Hunter Resources Corp., Linn Energy LLC, Resolute Energy Corp., Energen Corp., Gulfport Energy Corp., Laredo Petroleum Holdings Inc., Athlon Energy Inc., Clayton Williams Energy Inc., Goodrich Petroleum Corp., PDC Energy Inc., Approach Resources Inc., Northern Oil & Gas Inc., Callon Petroleum Co., Bonanza Creek Energy, Inc.

Diamondback Energy, Inc. Restricted Stock Unit Award Certificate

Annex I

DIAMONDBACK ENERGY, INC.
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this “Agreement”), is made and entered into on the execution date of the Restricted Stock Unit Award Certificate to which it is attached (the “Certificate”), by and between Diamondback Energy, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.
Pursuant to the Diamondback Energy, Inc. 2012 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.
NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Basis for Award. This Award is made pursuant to Section 7.1 of the Plan for valid consideration provided to the Company by Participant. By Participant’s execution of the Certificate, Participant agrees to accept the Award rights granted pursuant to the Certificate and this Agreement, and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate, and this Agreement.
2.    Restricted Stock Units Awarded.
2.1    The Company hereby grants to Participant the number of Restricted Stock Units set forth in the Certificate. Each Restricted Stock Unit represents a right to receive one share of Common Stock from the Company payable in accordance with Section 4 below.
2.2    The Company shall, in accordance with the Plan, establish and maintain an account (the “Restricted Stock Unit Account”) for Participant, and shall credit such account for the number of Restricted Stock Units granted to Participant. On any given date, the value of each Restricted Stock Unit will equal the Fair Market Value on such date of one share of Common Stock.
3.    Vesting. The Restricted Stock Units will vest based on the Vesting Percentage determined under the Performance Vesting Goals and Schedule set forth in the Certificate. If Participant ceases Continuous Service for any reason prior to the end of the Performance Period, Participant will immediately forfeit all the unvested Restricted Stock Units and any securities, other property or amounts nominally credited to the Restricted Stock Unit Account. In the event of a Change in Control (as defined in the Plan), (an “Acceleration Event”), the Total Stockholder Return Percentile used to determine the number of Restricted Stock Units that will become vested on the Acceleration Event will be determined based on a Performance Period that ends on the last trading day of the month preceding the date the Change in Control is consummated (the “Accelerated Performance Period”). The Total Stockholder Return of the Peer Group will be measured based

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

on the reported closing stock price on the principal exchange on the last day of the Accelerated Performance Period and the Total Stockholder Return of the Company will be measured on the last day of the Accelerated Performance Period based on the price per share payable to stockholders of the Company in connection with the Acceleration Event. The number of shares determined based on the Total Stockholder Return Percentile for the Accelerated Performance Period will vest immediately and will be settled upon the consummation of such Acceleration Event. In the event of the Participant’s death or Disability during a period of Continuous Service, the deceased or Disabled Participant’s Vesting Percentage will be determined at the end of the Performance Period and settled at the same Payment Date as if the Participant remained in Continuous Service through the end of the Performance Period.
4.    Payment. Subject to Participant’s satisfaction of the applicable withholding requirements pursuant to Section 6 hereof, the Company shall settle the Award on the Payment Date or Dates set forth in the Certificate by issuing to Participant one share of Common Stock for each Restricted Stock Unit payable on that Payment Date (and upon such settlement, the Restricted Stock Units will cease to be credited to the Restricted Stock Unit Account). If the Certificate does not specify a Payment Date, the applicable Payment Date will be the date the Compensation Committee of the Board has made the certification required under Plan Section 7.2(d) with respect to the performance goals applicable to such Restricted Stock Units following the date of publication of the Corporation's quarterly earnings statement for the twelfth (12th) full quarter following the commencement of the Performance Period (which in any event will be no later than March 15 of the calendar year following the date such performance goals are achieved). If an Acceleration Event occurs, the Payment Date will be the date the Acceleration Event occurs. The Administrator shall cause a stock certificate to be delivered on the applicable Payment Date to Participant with respect to the shares of Common Stock issued on that Payment Date free of all restrictions hereunder, except for applicable federal and state securities laws restrictions, and shall enter Participant’s name as stockholder of record with respect to such shares of Common Stock on the books of the Company. Any securities, other property or amounts nominally credited to the Restricted Stock Unit Account other than Restricted Stock Units will be paid in kind or, in the Administrator’s discretion, in cash. In the event any Payment Date otherwise is scheduled to occur during a period that the Participant is restricted from buying or selling Company Common Stock under applicable federal or state securities laws or under the Company’s insider trading policy, the Payment Date will be the second business day after the date such restriction lapses and the applicable trading window opens, but not later than two and one-half months after the last day of the taxable year in which the Vesting Date occurs. Participant acknowledges and agrees that shares of Common Stock may be issued in electronic form as a book entry with the Company’s transfer agent and that no physical certificates need be issued.
5.    Compliance with Laws and Regulations. The issuance and transfer of shares of Common Stock on any Payment Date will be subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state, and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the U.S. Securities and Exchange Commission (“SEC”), any state securities

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

commission, foreign securities regulatory authority, or any securities exchange to effect such compliance.
6.    Tax Withholding.
6.1    As a condition to payment under Section 4 hereof, Participant agrees that on or before the date as of which any portion of the Restricted Stock Units vest, Participant shall pay to the Company any federal, state, or local taxes required by law to be withheld with respect to the Restricted Stock Units for which the restrictions lapse and any related securities, other property or amounts then nominally credited to the Restricted Stock Unit Account.
6.2    Participant shall pay the amounts due under this Section 6 to the Company. Such amounts may be paid, at Participant’s election, in cash, or by tendering shares of Common Stock held by Participant to a broker selected by the Company for immediate sale and remittance of proceeds equal to the required withholding amount to the Company, including shares that otherwise would be issued and transferred to Participant as payment on the applicable Payment Date, with a Fair Market Value on that Payment Date equal to the amount of Participant’s minimum statutory tax withholding liability, or a combination of cash and shares of Common Stock. If Participant fails to make such payments, the Company or its Affiliates will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such payment.
7.    Not Transferrable. Until the applicable Payment Date, the Restricted Stock Units and any related securities, other property or amounts nominally credited to the Restricted Stock Unit Account may not be sold, transferred, or otherwise disposed of, and may not be pledged or otherwise hypothecated.
8.    No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or any Affiliate to terminate Participant’s Continuous Service at any time.
9.    Participant’s Representations and Warranties. Participant represents and warrants to the Company that Participant has received a copy of the Plan, has read and understands the terms of the Plan, the Certificate, and this Agreement, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be tax consequences upon the payment of the Restricted Stock Units or disposition of any shares of Common Stock received on a Payment Date, and that Participant should consult a tax advisor before such time. Participant agrees to sign such additional documentation as the Company may reasonably require from time to time. Participant acknowledges that he or she is aware that copies of the Plan document and the Company’s financial statements and information heretofore filed by the Company with the Securities and Exchange Commission (SEC) are available upon request to the Company, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or by visiting the SEC Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

10.    No Interest in Company Assets. All amounts nominally credited to Participant’s Restricted Stock Unit Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. Participant’s interest in the Restricted Stock Unit Account will make Participant only a general, unsecured creditor of the Company.
11.    No Stockholder Rights before Delivery. Participant will not have any right, title, or interest in, or be entitled to vote or to receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Restricted Stock Units until the Payment Dates specified in the Certificate at which such shares of Common Stock are issued pursuant to Section 4 hereof.
12.    Modification. The Agreement may not be amended or otherwise modified except in writing signed by both parties.
13.    Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.
14.    Entire Agreement. The Plan and the Certificate are incorporated herein by reference. This Agreement, the Certificate, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency or conflict exists between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.
15.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will bind and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors, and assigns.
16.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

EXHIBIT A
Diamondback Energy, Inc. 2012 Equity Incentive Plan